SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                        Date of Report: December 5, 2000

                                 TECHLABS, INC.
                               - ---------------
             (Exact name of registrant as specified in its charter)

         FLORIDA                     0-26233                     65-0843965
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         (State or other           (Commission                (IRS Employer
          jurisdiction of           File Number)               Identification
          incorporation)                                       Number)


      2400 W. Cypress Creek Road, Suite 100, Fort Lauderdale, Florida 33309
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                   (Address of executive offices and Zip Code)

        Registrant's telephone number, including area code: (954)630-0027

                                 Not Applicable
                             ---------------------
          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

         On December 1, 2000 the board of directors of Techlabs, Inc. approved a one for 20 (1:20) reverse stock split of the company's authorized as well as its issued and outstanding common stock. As a result of the proportional decrease in both the number of authorized and issued and outstanding shares of common stock, no shareholder consent is required for this transaction under applicable Florida law.

         The record date for the reverse stock split is December 12, 2000. Techlabs, Inc. will not issue any new stock certificates as a result of the split, and fractional shares which might otherwise be issuable as a result of such split will be rounded up to the next whole share. Techlabs' CUSIP number post split will be 87833L 20 2.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Techlabs, Inc.


Date: December 5, 2000                               By: /s/ Thomas J. Taule
                                                         --------------------
                                                         Thomas J. Taule,
                                                         Chief Executive Officer